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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 2005

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                            SCOTTISH RE GROUP LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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       CAYMAN ISLANDS                  001-16855                 98-0362785
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)

               P.O. BOX HM 2939
CROWN HOUSE, THIRD FLOOR, 4 PAR-LA-VILLE ROAD
                HAMILTON HM12
                   BERMUDA                                           N/A
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                                 (441) 295-4451
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On December 15, 2005, Scottish Re Group Limited (the "Company") entered into four forward sale agreements pursuant to which the Company will sell ordinary shares to each of Bear, Stearns International Limited and Lehman
Brothers OTC Derivatives Inc., the forward purchasers (the "Forward Purchasers")
(collectively, the "Forward Sale Agreements"). Copies of the Forward Sale
Agreements are attached as Exhibits 1.2, 1.3, 1.4 and 1.5 hereto.

     Pursuant to the Forward Sale Agreements, the Company will deliver a variable number of ordinary shares not exceeding up to approximately 6,578,948 ordinary shares in exchange for a purchase price of approximately $150 million
(subject to prepayment at the Company's option, as described below). The Forward
Sale Agreements will be settled on two dates based on 30-trading-day pricing periods, one ending at approximately nine months and one ending at approximately twelve months from the closing date, based on the volume weighted average price
(the "VWAP price") of the Company's ordinary shares on each day during each
30-trading-day pricing period. The VWAP price will be the volume weighted average price at which the ordinary shares are traded on the NYSE on the relevant day or, if the Company's ordinary shares are not listed on the NYSE, the price determined in accordance with the Forward Sale Agreements. On each settlement date, the Company will issue and deliver to the relevant Forward
Purchaser half of the number of ordinary shares, subject to the Company's right to elect to settle in cash or "net shares," as described below.

     The number of ordinary shares to be delivered on each settlement date under the Forward Sale Agreements with respect to such settlement date in the aggregate will equal the sum of the number of ordinary shares determined for each day in the applicable 30-trading-day pricing period, which will equal:

o    If such VWAP price of the Company's ordinary shares on the NYSE is less than or equal to $22.80 (the "floor price"), 109,650 ordinary shares, which is the maximum number of ordinary shares deliverable on each settlement date with respect to such settlement date under the Forward Sale Agreements divided by 30 (the "Daily Maximum Shares");

o    If such VWAP price is greater than the floor price but less than or equal to $28.80 (the "cap price"), a number of ordinary shares equal to the quotient of 2,500,000 divided by that VWAP price; and

o    If such VWAP price is greater than the cap price, a number of ordinary shares equal to:

     [1 - ((cap price - floor price)/VWAP price)] X 109,650

     As a result, on each settlement date, the maximum number of ordinary shares that the Company will deliver in the aggregate under the Forward Sale Agreements is 3,289,474 (which equals the quotient of approximately $75 million divided by the floor price). If the VWAP prices equal the cap price, on each settlement date the Company will deliver 2,604,167 ordinary shares, which equals

                                        2

$75 million divided by the cap price. As the VWAP prices increase above the cap price, the Company will deliver an increasing percentage of the maximum number of ordinary shares deliverable under the Forward Sale Agreements, which means that the Company will not retain the benefit of any increase in the value of its ordinary shares above the cap price.

     Upon prior notice to the Forward Purchasers, in lieu of delivering shares as described above the Company may elect to cash settle or "net share" settle the Forward Sale Agreements. If the Company elects cash settlement, (i) the
Company would make a payment to the relevant Forward Purchaser if the VWAP prices are greater than the cap price (based on the excess of the VWAP prices over the cap price and increased by any prepaid portion of the purchase price)
or (ii) the Company would receive a payment from the relevant Forward Purchaser if the VWAP prices are less than the floor price (based on the excess of the floor price over the VWAP prices and reduced by any prepaid portion of the purchase price). If the Company elects net share settlement, it or the Forward
Purchasers would deliver a number of the Company's ordinary shares with a market value (based on the VWAP prices) equal to the cash payment that would have been required in a cash settlement. In the case of either cash or net share settlement, no payment of either shares or cash would be made by either the
Company or the Forward Purchasers if the VWAP prices are between the floor price and the cap price, unless the Company elected to receive a prepayment of the forward amount, in which case the Company would have to repay the current value of the portion of the purchase price that was prepaid to it.

     The Company may elect, subject to certain conditions, to have a portion of the purchase price for the Forward Sale Agreements prepaid to it prior to the first settlement date. Upon any such prepayment of the Forward Sale Agreements, each Forward Purchaser will pay to the Company the discounted present value
(discounted from the relevant settlement date based on a zero coupon LIBOR equivalent plus 30 basis points) of the portion of the purchase price being prepaid. The Company may not elect to have more than 75% of the aggregate purchase price prepaid. At settlement the amount the Company receives will be reduced by the future value of the actual cash payment made to it.

     The Company will pay each Forward Purchaser a forward premium which will be
4% of the product of the offering price and the maximum number of shares underlying the forward on the effective date of the Forward Sale Agreements. In addition, the Company will pay the Forward Purchasers an amount equal to underwriting discounts of $1.14 per share with respect to the maximum number of shares underlying the Forward Sale Agreements.

     The Forward Purchasers may adjust the terms of the forward transaction, including by reducing the shares underlying the agreements, under various circumstances, which include (i) if the cost the Forward Purchasers incur to borrow the Company's ordinary shares increases beyond a specified amount, (ii)
if the Forward Purchasers will be unable to introduce the full number of ordinary shares underlying the Forward Sale Agreements into the public markets and (iii) to

conform to the appropriate hedge ratio following publication of the Company's earnings, which it currently anticipates to occur in February 2006.

     The Forward Sale Agreements may be terminated by the relevant Forward
Purchaser under certain circumstances, including (i) if the Forward Purchaser is unable to borrow a sufficient number of the Company's ordinary shares to hedge its position under the applicable Forward Sale Agreement, (ii) if the Company declares a dividend in any quarter that exceeds $.05 per share (or the Company makes distributions of assets other than ordinary shares), or (iii) if the
Company is a party to a merger or recapitalization in which holders of its ordinary shares receive cash or property other than traded equity securities.
Upon termination of the Forward Sale Agreements, the Forward Sale Agreements
will be settled with net shares or, if the Company elects, cash, unless the
Forward Purchasers and the Company agree to deliver ordinary shares and cash as described above, in each case subject to adjustment to reflect the early termination of the Forward Sale Agreements.

     Upon the occurrence of certain bankruptcy, insolvency or reorganization events with respect to the Company, the Forward Sale Agreements will automatically terminate on the date thereof without further liability of either party, in which case the Company would lose the benefit of the Forward Sale
Agreements.

Item 7.01. Regulation FD Disclosure.

     On December 16, 2005, Company issued a press release announcing the pricing of its underwritten public offering of 9,400,000 ordinary shares, consisting of
6,250,000 ordinary shares offered by the Company and 3,150,000 ordinary shares that the Forward Purchasers are borrowing and selling in connection with Forward
Sale Agreements with the Company (the "Offering"). A copy of the press release is attached as Exhibit 99.1 hereto.

Item 8.01. Other Events.

     On December 15, 2005, the Company entered into an underwriting agreement relating to 6,250,000 ordinary shares with Bear, Stearns & Co. Inc. and Lehman
Brothers Inc., as representatives of the underwriters named therein (the
"Underwriting Agreement"), pursuant to which the underwriters agreed to purchase the 6,250,000 ordinary shares from the Company, and pursuant to which the underwriters hold an option, exercisable up to thirty days after December 15,
2005, the date of the prospectus supplement, to purchase up to 1,410,000 additional ordinary shares. A copy of the Underwriting Agreement is attached as
Exhibit 1.1 hereto.

     The ordinary shares in the Offering are being offered and sold pursuant to the shelf registration statement on Form S-3 (File No. 333-113030), dated March
2, 2004 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the related prospectus supplement, dated
December 15, 2005 (the "Prospectus Supplement"), with respect to the Offering.
The terms of the ordinary shares and the Forward Sale Agreements that comprise the Offering are set forth in the Prospectus Supplement, as filed with the
Commission pursuant to Rule 424(b) under the Securities Act on December 19,
2005.

     On December 20, 2005, Maples and Calder, attorneys for the Company, issued an opinion and consent as to the validity of the ordinary shares offered in the
Offering. Copies of the opinion and consent are attached as Exhibit 5.1 and
Exhibit 23.1, respectively, hereto.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

1.1    Underwriting Agreement, dated December 15, 2005 between the Company and
       Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as representatives of the underwriters.

1.2    Confirmation, dated December 15, 2005 between the Company and Bear,
       Stearns International Limited.

1.3    Confirmation, dated December 15, 2005 between the Company and Lehman
       Brothers OTC Derivatives Inc.

1.4    Confirmation, dated December 15, 2005 between the Company and Bear,
       Stearns International Limited.

1.5    Confirmation, dated December 15, 2005 between the Company and Lehman
       Brothers OTC Derivatives Inc.

5.1    Opinion of Maples and Calder.

23.1   Consent of Maples and Calder (included in Exhibit 5.1 above).

23.2   Consent of LeBoeuf, Lamb, Greene & MacRae LLP.

23.3   Consent of LeBoeuf, Lamb, Greene & MacRae.

23.4   Consent of Conyers Dill & Pearman.

23.5   Consent of William Fry.

99.1   Press Release issued by Scottish Re Group Limited on December 16, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                        SCOTTISH RE GROUP LIMITED

                        By: /s/ Paul Goldean
                            ---------------------------------
                            Paul Goldean
                            Executive Vice President and General Counsel

Dated: December 20, 2005

                                INDEX TO EXHIBITS

Number    Description

1.1       Underwriting Agreement, dated December 15, 2005 between the Company and Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as
          representatives of the underwriters.

1.2       Confirmation, dated December 15, 2005 between the Company and Bear,
          Stearns International Limited.

1.3       Confirmation, dated December 15, 2005 between the Company and Lehman
          Brothers OTC Derivatives Inc.

1.4       Confirmation, dated December 15, 2005 between the Company and Bear,
          Stearns International Limited.

1.5       Confirmation, dated December 15, 2005 between the Company and Lehman
          Brothers OTC Derivatives Inc.

5.1       Opinion of Maples and Calder.

23.1      Consent of Maples and Calder (included in Exhibit 5.1 above).

23.2      Consent of LeBoeuf, Lamb, Greene & MacRae LLP.

23.3      Consent of LeBoeuf, Lamb, Greene & MacRae.

23.4      Consent of Conyers Dill & Pearman.

23.5      Consent of William Fry.

99.1      Press Release issued by Scottish Re Group Limited on December 16,
          2005.